Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Approach Resources Inc. of our reports dated March 4, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Approach Resources Inc., appearing in the Annual Report on Form 10-K of Approach Resources Inc. for the year ended December 31, 2015.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas

December 5, 2016